UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE

(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Republic Bancorp, Inc. held its Annual Meeting of Shareholders on Thursday, April 22, 2010 (“Annual Meeting”). Matters voted upon were (1) election of directors and (2) ratification of the Board’s selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the ensuing year.

The final number of votes cast with respect to each matter are set out below:

1) Election of the following nominees to the Company’s Board of Directors for the ensuing year:

Nominee	Votes For	Votes Withheld

Bernard M. Trager	32,873,137	1,640,589

Steven E. Trager	32,867,509	1,646,216

A. Scott Trager	32,842,592	1,671,134

R. Wayne Stratton	34,411,517	102,208

Michael T. Rust	34,122,692	391,034

Sandra Metts Snowden	34,388,971	124,754

Susan Stout Tamme	34,288,202	225,524

Craig A. Greenberg	31,365,277	3,148,449

2) Ratification of the appointment of Crowe Horwath LLP as the independent registered public accountants for the ensuing year:

For:	37,223,137
Against:	49,735
Abstain:	12,200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date:	April 23, 2010	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer